Exhibit 99.1

Altimmune Announces First Quarter 2026 Financial Results and Business Update

Initiation of PERFORMA Phase 3 MASH trial planned for second half 2026

$535 million in cash, cash equivalents and short-term investments as of April 30, 2026

Webcast to be held today at 8:30 a.m. ET

GAITHERSBURG, MD – May 13, 2026 – Altimmune, Inc. (Nasdaq: ALT), a late clinical-stage biopharmaceutical company developing pemvidutide to address serious liver diseases, today announced financial results for the first quarter ended March 31, 2026, and provided a corporate update.

“We continue to make significant progress across multiple fronts, as we enter a new phase for Altimmune,” said Jerry Durso, President and Chief Executive Officer of Altimmune. “As a result of the recent successful financing with top-tier biotech investors, we now have a strong cash position that enables us to focus on execution and delivering on our goal of bringing pemvidutide to patients with serious liver diseases and create long-term value for our shareholders. Looking ahead, we have several important milestones this year, including the initiation of the PERFORMA Phase 3 MASH trial, topline data from the RECLAIM Phase 2 AUD trial, and enrollment completion in the RESTORE Phase 2 ALD trial.”

Highlights and Anticipated Milestones

Metabolic Dysfunction-Associated Steatohepatitis (MASH)

●	Pemvidutide was granted Breakthrough Therapy Designation by the FDA based on 24-week data from the IMPACT Phase 2b trial
●	The Company expects to initiate its global PERFORMA Phase 3 MASH trial in the second half of 2026, with 52-week data readout anticipated in 2029
o	The PERFORMA trial is a Phase 3, Multinational, Randomized, Double-blind, Placebo-controlled, Parallel-group Study to Evaluate the Efficacy, Safety, and Clinical Outcomes of Pemvidutide in Subjects with MASH
●	The study protocol has been finalized and submitted to the FDA
●	The PERFORMA Phase 3 registrational trial design is aligned with feedback from the FDA and EMA
●	Scientific data to be presented at European Association for the Study of the Liver (EASL) Congress 2026
o	A late-breaking oral presentation on the 48-week IMPACT data in MASH will be delivered by Dr. Mazen Noureddin, Professor of Medicine, Houston Methodist Hospital; Chief Scientific Officer and Co-Chairman, Summit Clinical Research, on May 28, 2026 at 5 p.m. CEST. Abstract selected as “Best of EASL 2026”.
o	A late-breaking poster abstract: Pemvidutide Treatment Led to Fibrosis Regression After 24 Weeks in Patients with MASH: Quantitative Digital Pathology Analysis from the Phase 2b IMPACT Trial

o	A poster abstract: Concurrent Responses in Multiple Non-Invasive Tests for Hepatic Inflammation and Fibrosis Following Pemvidutide Treatment: 24-Week Responder Analyses from the Phase 2b IMPACT Trial in MASH
o	A poster abstract: Effect of Pemvidutide on Cardiovascular Risk Factors in Patients with MASH: 48-Week Results from the Phase 2b IMPACT Trial

Alcohol Use Disorder (AUD)

●	Topline data from the RECLAIM Phase 2 trial of pemvidutide in AUD expected in third quarter 2026
o	The RECLAIM trial is evaluating the safety and efficacy of pemvidutide versus placebo in approximately 100 patients with AUD over a 24-week treatment period
o	Enrollment was completed in November 2025, several months ahead of schedule, signaling significant interest from patients and providers in potential new AUD therapies

Alcohol-associated Liver Disease (ALD)

●	RESTORE Phase 2 trial of pemvidutide in ALD continuing to enroll
o	The RESTORE trial is a 48-week study evaluating the safety and efficacy of pemvidutide versus placebo in approximately 100 patients with ALD
o	Expect enrollment completion in third quarter 2026

Corporate Update

●	Strengthened balance sheet
o	In January 2026, the Company completed a registered direct offering of common stock and pre-funded warrants with Alyeska Investment Group, resulting in gross proceeds of $75.0 million
o	In the first quarter of 2026, the Company raised $8.9 million via the At-the-Market (ATM) facility
o	In April 2026, the Company completed an oversubscribed public offering of common stock, pre-funded warrants, and stock warrants, resulting in gross proceeds of $225.0 million

Financial Results for the Three Months Ended March 31, 2026

●	Altimmune reported cash, cash equivalents and short-term investments totaling $332 million as of March 31, 2026
o	As of April 30, 2026, the Company had approximately $535 million of cash, cash equivalents and short-term investments reflecting the net proceeds from the $225 million oversubscribed public offering of common stock, pre-funded warrants, and stock warrants in April 2026
●	Research and development (R&D) expenses were $16.2 million for the three months ended March 31, 2026, compared to $15.8 million in the same period in 2025, with the increase driven primarily by the ongoing AUD and ALD trials as well as the startup costs for the PERFORMA Phase 3 trial in MASH, partially offset by the decrease in expenses related to completion of the IMPACT Phase 2b trial in MASH, which was ongoing in 2025. R&D expenses for the quarter ended March 31, 2026, included $9.5 million in direct costs related to pemvidutide development activities
●	General and administrative (G&A) expenses were $8.1 million for the three months ended March 31, 2026, compared to $6.0 million in the same period in 2025. The increase was driven primarily by an increase in severance costs and professional fees in the first quarter of 2026
●	Interest income was $2.9 million for the three months ended March 31, 2026
●	Net loss for the three months ended March 31, 2026, was $22.6 million, or $0.18 net loss per share, compared to a net loss of $19.6 million, or $0.26 net loss per share, in the same period in 2025

Conference Call Information:

Date:	May 13, 2026
Time:	8:30 a.m. Eastern Time
Webcast:	To listen, the conference call will be webcast live on Altimmune’s Investor Relations (IR) website at https://ir.altimmune.com/investors.
Dial-in:	To participate or dial-in, register here to receive the dial-in numbers and unique PIN to access the call.

Following the conclusion of the call, the webcast will be available for replay on the IR page of the Company’s website at www.altimmune.com. The Company has used, and intends to continue to use, the IR portion of its website as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD.

About Pemvidutide

Pemvidutide is a novel, investigational peptide with balanced 1:1 glucagon/GLP-1 dual receptor agonist activity, in development for the treatment of metabolic dysfunction-associated steatohepatitis (MASH), alcohol use disorder (AUD) and alcohol-associated liver disease (ALD). The activation of glucagon receptors results in direct effects on the liver, including reductions in liver fat, inflammation and fibrosis, while GLP-1 receptors mediate metabolic effects such as appetite suppression and weight loss.

The FDA granted Fast Track designations to pemvidutide for the treatment of MASH and AUD, as well as Breakthrough Therapy Designation for MASH. In December 2025, the Company announced 48-week data from the IMPACT Phase 2b trial in MASH. The Phase 2 RECLAIM trial in AUD and RESTORE trial in ALD were initiated in May 2025 and July 2025, respectively, and are currently ongoing.

About Altimmune

Altimmune is a late clinical-stage biopharmaceutical company developing therapies for patients with serious liver diseases. The Company’s lead candidate, pemvidutide, is a unique dual-action therapy targeting both glucagon and GLP-1 receptors in a balanced 1:1 ratio in development for the treatment of metabolic dysfunction-associated steatohepatitis (MASH), alcohol use disorder (AUD) and alcohol-associated liver disease (ALD). For more information, please visit www.altimmune.com.

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Forward-Looking Statements

Any statements made in this press release related to the development or commercialization of pemvidutide, an investigational product candidate, and other business, regulatory and financial matters including without limitation, clinical trial study design, status, correspondence, results and data, including the ongoing RECLAIM and RESTORE trials and planned PERFORMA Phase 3 trial, the timing of key milestones for the Company’s clinical programs, including the anticipated launch of the PERFORMA Phase 3 trial in MASH, future plans or expectations for pemvidutide for the treatment of MASH, AUD and ALD, the potential benefits of Fast Track and Breakthrough Therapy Designations, including potential regulatory timeline and approval benefits, the Company’s financial position, and the prospects for receiving regulatory approval or commercializing or selling any product or drug candidates, financial results, and the impact of the changes to our leadership and governance structure, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, when or if used in this press release, the words "may," "could," "should," "anticipate," "believe," "estimate," "expect," "intend," "plan," "predict" and similar expressions and their variants, as they relate to Altimmune, Inc. may identify forward-looking statements. The Company cautions that these forward-looking statements are subject to numerous assumptions, risks, and uncertainties, which change over time. Important factors that may cause actual results to differ materially from the results discussed in the forward-looking statements or historical experience include risks and uncertainties, including risks relating to: delays in regulatory review, manufacturing and supply chain interruptions, access to clinical sites, enrollment, adverse effects on healthcare systems and disruption of the global economy;  the reliability of the results of studies relating to human safety and possible adverse effects resulting from the administration of the Company's product candidates; the Company's ability to manufacture clinical trial materials on the timelines anticipated; and the success of future product advancements, including the success of future clinical trials. Further information on the factors and risks that could affect the Company's business, financial conditions and results of operations are contained in the Company's filings with the U.S. Securities and Exchange Commission, including under the heading "Risk Factors" in the Company's most recent annual report on Form 10-K, quarterly report on Form 10-Q and the Company’s other filings with the SEC, which are available at www.sec.gov.

Investor Contact:

Luis Sanay, CFA Vice President, Investor Relations
ir@altimmune.com

Media Contact:

Real Chemistry
altimmune@realchemistry.com

ALTIMMUNE, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per-share amounts)

	March 31,	December 31,
	2026	2025
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$97,601	$43,760
Restricted cash	42	42
Total cash, cash equivalents and restricted cash	97,643	43,802
Short-term investments	233,939	229,696
Accounts and other receivables	1,665	1,219
Income tax and R&D incentive receivables	—	518
Prepaid expenses and other current assets	1,429	2,957
Total current assets	334,676	278,192
Property and equipment, net	208	312
Other assets	746	1,425
Total assets	$335,630	$279,929
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,530	$2,717
Accrued expenses and other current liabilities	9,793	12,280
Total current liabilities	11,323	14,997
Term loan, noncurrent	34,505	34,287
Other noncurrent liabilities	5,815	5,753
Total liabilities	51,643	55,037
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.0001 par value; 200,000,000 shares authorized; 130,221,154 and 110,882,735 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	13	11
Additional paid-in capital	961,244	879,292
Accumulated deficit	(672,046)	(649,483)
Accumulated other comprehensive loss, net	(5,224)	(4,928)
Total stockholders’ equity	283,987	224,892
Total liabilities and stockholders’ equity	$335,630	$279,929

ALTIMMUNE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

(In thousands, except share and per-share amounts)

	Three Months Ended
	March 31,
	2026	2025
Revenues	$—	$5
Operating expenses:
Research and development	16,192	15,827
General and administrative	8,052	5,993
Total operating expenses	24,244	21,820
Loss from operations	(24,244)	(21,815)
Other income (expense):
Interest expense	(1,068)	(1)
Interest income	2,901	1,545
Other income (expense), net	(152)	15
Total other income (expense), net	1,681	1,559
Net loss before income taxes	(22,563)	(20,256)
Income tax expense (benefit)	—	(681)
Net loss	(22,563)	(19,575)
Other comprehensive income — unrealized loss on short-term investments	(296)	(30)
Comprehensive loss	$(22,859)	$(19,605)
Net loss per share, basic and diluted	$(0.18)	$(0.26)
Weighted-average common shares outstanding, basic and diluted	124,461,818	75,547,746